Exhibit 99.2

DIRECTOR RESIGNATION
Jaguar Health, Inc. (the “Company”)

Effective as of February 21, 2020

As the Company is aware, the holders of Series A Preferred Stock have ceased to beneficially own at least five percent of the outstanding voting securities of the Company, on an as-converted basis.

Accordingly, the undersigned, as a Series A Director (as such term is defined in the Certificate of Designation of the Series A Preferred Stock) does hereby resign from his position as a member of the board of directors (and all committees and subcommittees thereof) of the Company and any of its subsidiaries, if applicable.

IN WITNESS WHEREOF, this Director Resignation has been executed and delivered by the undersigned, effective as of date set forth above, without need for acceptance or further action by the Company.1

/s/ David MacNaughtan
David MacNaughtan

1 Of course, as a technical matter, nothing contained in this Director Resignation shall be deemed to be a waiver of any of the undersigned’s rights or claims to any applicable insurance coverage of the Company and its subsidiaries, nor to any advancement, indemnification and/or similar rights arising under, or in connection with, the undersigned’s service as a director of the Company (and/or any of its subsidiaries, if applicable).